SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                       HOLLYWOOD ENTERTAINMENT CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                       HOLLYWOOD ENTERTAINMENT CORPORATION

                            -------------------------
                              9275 S.W. Peyton Lane
                            Wilsonville, Oregon 97070
                            -------------------------


                NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS
                                  May 28, 2003


To the Shareholders of Hollywood Entertainment Corporation:

     The Annual Meeting of the Shareholders of Hollywood Entertainment Corporation, an Oregon corporation, will be held at 9:00 a.m., Pacific time, on May 28, 2003 in the Tualatin-Clackamas Room at the Sweetbrier Inn, 7125 S.W. Nyberg Rd., Tualatin, Oregon, for the following purposes:

   1. Electing directors to serve for the following year and until their successors are elected; and

   2. Transacting any other business that properly comes before the meeting.

     Only shareholders of record at the close of business on April 14, 2003 will be entitled to vote at the Annual Meeting. Shareholders may vote in person, by written proxy, or over the Internet. Instructions for voting over the Internet are printed on the proxy card. Even if you plan to attend in person, please date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose or complete your proxy over the Internet at your earliest convenience. You may attend the meeting in person even if you submit your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.


                                        By Order of the Board of Directors


                                        Donald J. Ekman
                                        General Counsel and Secretary

Wilsonville, Oregon
April 28, 2003

                       HOLLYWOOD ENTERTAINMENT CORPORATION

                            -------------------------
                              9275 S.W. Peyton Lane
                            Wilsonville, Oregon 97070
                                 (503) 570-1600
                            -------------------------


                                 PROXY STATEMENT
                         Annual Meeting of Shareholders

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors" or the "Board") of Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held in the Tualatin-Clackamas at the Sweetbrier Inn, 7125 S.W. Nyberg Rd., Tualatin, Oregon, on May 28, 2003 at 9:00 a.m., Pacific time, and any adjournment thereof. The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Company's shareholders is April 29, 2003.

     A copy of our Annual Report on Form 10-K is included in this mailing. The report can also be accessed through the Internet website of the Securities and Exchange Commission at http://www.sec.gov or on the Company's Internet website at http://www.shareholder.com/hlyw/Edgar.cfm.

Record Date

     Only shareholders of record at the close of business on April 14, 2003 (the "Record Date") are entitled to notice of, and to vote at, the meeting.

Shares Outstanding and Voting Rights

     As of April 14, 2003 the Company had 60,255,919 shares of common stock ("Common Stock") outstanding. The Company does not expect the number of shares of Common Stock outstanding to change materially between April 14, 2003 and the Record Date. Each share of Common Stock issued and outstanding is entitled to one vote in each matter properly presented at the Annual Meeting. There are no cumulative voting rights. You may vote either in person at the Annual Meeting or by proxy. You may vote by proxy by completing a proxy card and mailing it in the enclosed postage-paid envelope or by voting over the Internet. Please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to see which options are available to you.

Proxy Procedure

     When a proxy card in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting as instructed in the proxy. If no instructions are specified, the shares will be voted FOR the nominees listed in Proposal 1, Nomination and Election of Board of Directors, and these votes will be counted toward determining a quorum. As described above, you may also be able to vote over the Internet. Your ability to vote over the Internet will close at 11:59 p.m., Eastern time on May 27, 2003. Any shareholder who gives a proxy may revoke it at any time before it is voted by (i) submitting a written notice of revocation to the Secretary of the Company at the above address; (ii) submitting a later-dated proxy to the Company either in writing or over the Internet; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

     Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining whether a quorum is present.

     Solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to these beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, fax or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for these services. Costs of any solicitation will be borne by the Company.

            PROPOSAL 1: NOMINATION AND ELECTION OF BOARD OF DIRECTORS

                      We Recommend a Vote FOR all Nominees.

Nominees

     The Board of Directors consists of five members. Mark J. Wattles, James N. Cutler, Jr., F. Bruce Giesbrecht, S. Douglas Glendenning and William P. Zebe, each of whom is now a director, have been nominated for re-election by the Nominating Committee. The directors elected at the 2003 Annual Meeting will serve until the Annual Meeting of Shareholders in 2004 and until their successors are elected and qualified.

     The following table briefly describes the Company's nominees for directors.


                    INFORMATION ABOUT DIRECTORS AND NOMINEES

Name                                              Age                         Position
----                                              ---                         --------
Mark J. Wattles (1) ..........................   42      Chairman of the Board, Chief Executive Officer,
                                                         President and Director

James N. Cutler, Jr. (2)(3)(4)(5) ............   51      Director

F. Bruce Giesbrecht ..........................   43      Executive Vice President of Business Development
                                                         and Director

S. Douglas Glendenning (2)(3)(4)(5) ..........   46      Director

William P. Zebe (1)(2)(3)(5) .................   44      Director

----------
(1) Member of the Real Estate Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Stock Option Committee.

(5) Member of the Nominating Committee.

     Mark J. Wattles founded the Company in June 1988 and has served as a director, Chairman of the Board, and Chief Executive Officer since that time. From June 1988 through September 1998, Mr. Wattles also served as President of the Company. From August 1998 through June 2000, Mr. Wattles left his full time position at the Company and served as Chief Executive Officer of Reel.com, then a wholly owned subsidiary of the Company. In August 2000, Mr. Wattles returned full time to the Company and in January 2001 was re-appointed President by the Board. Mr. Wattles has been an owner and operator in the video rental industry since 1985. In 2001, Mr. Wattles was appointed to the National Advisory Council of the Marriot Business School at Brigham Young University. He has been a participant and key speaker in several entertainment industry panels and conferences.

     James N. Cutler, Jr. became a director of the Company in October 2000. Mr. Cutler has been President and Chief Executive Officer of The Cutler Corporation, a private holding company for various private businesses, since 1980. Mr. Cutler also serves as an officer or director of a number of private corporations including Rol-Away Truck Manufacturing Company Inc. and R & K Industrial Products. Mr. Cutler previously served as director of the Company from July 1993 until May 1999, at which time he did not stand for reelection.

     F. Bruce Giesbrecht became a director of the Company in March 2003. Mr. Giesbrecht has been the Executive Vice President of Business Development since March 2000. Mr. Giesbrecht joined the Company in May 1993 as Vice President of Corporate Information Systems and Chief Information Officer, he was then named Senior Vice President of Product Management in January 1996, and has served as Senior Vice President of Strategic Planning since January 1998. Mr. Giesbrecht currently serves as a member of the Video Software Dealers Association (VSDA) Board of Directors.

     S. Douglas Glendenning became a director of the Company in December 2000. Mr. Glendenning is the owner of SDG Investments, a private holding company with investments in restaurants, real estate, lending and publicly traded securities. Mr. Glendenning served as a Director, Chief Operating Officer and President of Lone Star

Steakhouse & Saloon Inc. from January 1991 until April 1996. From 1980 until 1991, Mr. Glendenning served in various capacities at Coulter Enterprises, Inc., a large Pizza Hut franchisee. The majority of his tenure there was as Senior Vice President of Operations.

     William P. Zebe became a director of the Company in July 1998. Mr. Zebe is the President and principal shareholder of Bardo Equities LLC, a real estate development company. Previously, Mr. Zebe was employed by the Company as National Vice President of Real Estate in May 1994 and, subsequently, as Senior Vice President of Development from January 1996 until his departure in June 1998. Before he joined the Company, Mr. Zebe worked from June 1992 to April 1994 at Blockbuster Entertainment, most recently as the Real Estate Manager for the Western Zone.

Recommendation by the Board of Directors

     The Board of Directors recommend a vote "FOR" all of the nominees. Unless authority to vote for a director or directors is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the director nominees named above. If any nominee is unable or unwilling to serve as a director, proxies may be voted for substitute nominees. If a quorum of shareholders is represented at the Annual Meeting, the five nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote.

                               BOARD OF DIRECTORS

     Directors are elected at each annual meeting of shareholders, although vacancies resulting from an increase in the size of the Board between annual meetings, or from Directors unable to serve in such capacity, may be filled by either the Board of Directors or by the shareholders. Directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Meetings and Standing Committees of the Board of Directors

     During 2002, the Board of Directors held four meetings. Each director attended all of the meetings of the Board and the meetings of committees of which he was a member.

     The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee, the Nominating Committee and the Real Estate Committee.

     The Audit Committee consists of Messrs. Cutler, Glendenning and Zebe. The Board of Directors has determined that the members of the Audit Committee all met the independence requirements of Nasdaq by the deadline of June 14, 2002. Pursuant to the written charter for the committee adopted by the Board of Directors in 2000, the Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company and the independence and performance of the Company's independent public auditors and has the power, subject to any action that may be taken by the full Board, to select, evaluate and, where appropriate, replace the independent public accountants for the Company. The Audit Committee met six times during 2002. For additional information about the Audit Committee, see "Audit Committee Matters" below. A copy of the Audit Committee charter was attached as an exhibit to the Company's proxy statement for the 2001 Annual Meeting of Shareholders and can be found at the SEC's Internet website at http://www.sec.gov.

     The Compensation Committee consists of Messrs. Cutler, Glendenning and Zebe. The Compensation Committee reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers. The Compensation Committee held two meetings during 2002.

     The Stock Option Committee consists of Messrs. Cutler and Glendenning. The Board of Directors has delegated general authority for making option grants under the Company's 1993 Stock Incentive Plan, 1997 Employee Nonqualified Stock Option Plan and 2001 Stock Incentive Plan to the Stock Option Committee. The Committee meets with management and the Compensation Committee to determine individuals to whom option grants are made and the price and terms of any grants. The Stock Option Committee met two times during 2002.

     The Nominating Committee consists of Messrs. Cutler, Glendenning and Zebe. The Nominating Committee reviews and selects candidates for election onto the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders. Shareholders who wish to submit names to the Nominating Committee for consideration at the 2004 Annual Meeting of Shareholders should do so in writing, during the time periods described in "Shareholder Proposals" below, addressed to the Nominating Committee, c/o Corporate Secretary, Hollywood Entertainment Corporation, 9275 SW Peyton Lane, Wilsonville, Oregon 97070. The nomination must set forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, all information that would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, (ii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder,
(iii) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from shareholders in support of such nomination. The nomination must be accompanied by the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and the Company may require any proposed nominee to furnish any other information it reasonably requires to determine the eligibility of the proposed nominee to serve as a director of the Corporation. During 2002, the Nominating Committee held one meeting.

     The Real Estate Committee consists of Messrs. Zebe, Ekman and Wattles. The Real Estate Committee was created with authority to provide direction and approval on real estate lease sites. During 2002, the Real Estate Committee held two meetings.

Directors' Compensation

     For serving on the Board of Directors, each director who is not an employee of the Company is granted an option to purchase 15,000 shares of the Company's Common Stock on the date of each annual meeting of the Company's shareholders, provided that the nonemployee director is reelected at the annual meeting. Each option vests after one year of continuous board service. Under the Plan, each nonemployee director will automatically be granted an option to purchase 15,000 shares of the Company's Common Stock for serving on the Board of Directors in 2003. The right to exercise these options to purchase the underlying shares vests in 2004 on the anniversary date of the 2003 annual meeting. Nonemployee directors are also reimbursed for reasonable expenses incurred in attending meetings.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership as of March 31, 2003 of Common Stock of the Company by (i) the Chief Executive Officer, (ii) each of the other most highly compensated executive officers of the Company, (iii) each of the directors, (iv) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock and (v) all of the named executive officers and directors as a group. The address for each of the named executive officers and directors is 9275 S.W. Peyton Lane, Wilsonville, Oregon 97070. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.


                                                                             No. of Shares         Percentage
Name                                                                      Beneficially Owned      of Shares (1)
----                                                                      ------------------      -------------
Mark J. Wattles (2) .................................................         6,440,600(3)             10.7%
James N. Cutler, Jr. ................................................           105,000(3)                *
Donald J. Ekman .....................................................           152,134(3)                *
F. Bruce Giesbrecht .................................................           100,000(3)                *
S. Douglas Glendenning ..............................................           215,000(3)(5)             *
William P. Zebe .....................................................            93,946(3)(6)             *
James Marcum ........................................................           166,667(3)                *
Roger J. Osborne ....................................................           100,000(3)                *
Scott R. Schultze (4) ...............................................           163,000(3)                *
Fidelity Management & Research Company ..............................         9,017,815(7)             15.0%
 82 Devonshire Street
 Boston, MA 02109
All directors and executive officers as a group (9 persons) .........         7,536,347(3)             12.5%

----------
(1) Percentages in the table are calculated based on 60,056,548 shares of Common Stock outstanding on March 31, 2003.

(2) For additional information, see "Employment Arrangements and Certain Transactions" below.

(3) Includes the following shares that may by acquired within 60 days after March 31, 2003 pursuant to the exercise of options: Mr. Wattles, 2,500,000 shares; Mr. Schultze, 163,000 shares; Mr. Marcum, 166,667 shares; Mr. Osborne, 100,000 shares; Mr. Giesbrecht, 100,000 shares; Mr. Ekman, 133,334 shares; Mr. Cutler, 105,000 shares; Mr. Glendenning, 55,000 shares; Mr. Zebe, 55,000 shares; and all directors and executive officers as a group, 3,378,001shares.

(4) Mr. Schultze's employment as Executive Vice President and Chief Operating Officer of the Company terminated February 14, 2003. Mr. Schultze entered into a Confidential Separation and Severance Agreement, dated as of February 14, 2003, that, among other things provides that all of his 133,333 unvested options will vest on January 25, 2004. For additional information, see "Employment Arrangements and Certain Transactions" below.

(5) Includes 10,000 shares owned by trusts for his children.

(6) Includes 1,493 shares held in the individual retirement account of his wife and 1,653 shares owned by trusts for his children.

(7) Based on a Schedule 13G dated February 14, 2003, Fidelity Management & Research Company, reported sole voting and disposition power with respect to all shares beneficially owned.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information as to the compensation paid or accrued in the last three years to the Chief Executive Officer and each of the five other most highly compensated executive officers for the year ended December 31, 2002.

                                                                                                          Long-term
                                                                                                        Compensation
                                              Annual Compensation                                     ----------------
                                  --------------------------------------------                            Securities
                                              Annual                                  All Other          Underlying
Name and Principal Position        Year       Salary               Bonus             Compensation           Options
-------------------------------   ------    ---------        -----------------      --------------    ----------------
Mark J. Wattles ...............    2000     $ 433,237        $           0                                       0
 Founder, Chairman of the Board    2001     $ 945,814        $   3,960,368(1)                            3,000,000
 and Chief Executive Officer       2002     $ 975,000        $     713,340          $   209,322(2)         500,000

James Marcum (3) ..............    2000     $       0        $           0                                       0
 Executive Vice President,         2001     $ 271,931        $           0                                 400,000
 Chief Financial Officer           2002     $ 400,000        $     182,575          $    58,021(4)         133,334

Scott R. Schultze (5) .........    2000     $ 191,965        $      18,067                                 180,000(6)
 Executive Vice President,         2001     $ 365,794        $      93,067                                 400,000
 Chief Operating Officer           2002     $ 400,000        $     315,810                                 133,334

Roger J. Osborne ..............    2000     $ 270,673        $      48,837                                  60,000(6)
 Executive Vice President          2001     $ 357,494        $      99,317                                 300,000
 of Operations                     2002     $ 340,094        $     260,755                                 100,000

F. Bruce Giesbrecht ...........    2000     $ 256,250        $     103,742                                 132,000(6)
 Executive Vice President          2001     $ 296,875        $     116,817                                 300,000
 of Business Development           2002     $ 300,000        $     245,810                                 100,000

Donald J. Ekman ...............    2000     $ 229,095        $     103,487                                 180,000(5)
 Executive Vice President          2001     $ 295,833        $     110,567                                 350,000
 of Legal Affairs, Director        2002     $ 383,286        $     245,810                                 100,000
 and Secretary

----------
(1) Bonus includes $3.28 million in common stock (3 million shares) as part of 3-year employment agreement.

(2) Represents the value of the personal use of the Company aircraft by Mr. Wattles.

(3) Mr. Marcum joined the Company in 2001.

(4) Represents interim living expenses in 2002.

(5) Mr. Schultze's employment as Executive Vice President and Chief Operating Officer of the Company terminated February 14, 2003. Mr. Schultze entered into a Confidential Separation and Severance Agreement, dated as of February 14, 2003, that, among other things, provides that his options granted in 2001 will continue to vest according to the original schedule until his termination from employment becomes effective. For additional information, see "Employment Arrangements and Certain Transactions" below.

(6) These options were cancelled during 2001.

Employment Arrangements and Certain Transactions

     Scott Schultze is no longer an officer of the Company after February 14, 2003. We entered into a Confidential Separation and Severance Agreement with Mr. Schultze dated February 14, 2003 under which Mr. Schultze will remain an employee of the Company with his current salary and health insurance coverage through January 31, 2004 or until he finds other employment. We paid Mr. Schultze's accrued vacation through February 14, 2003 and have agreed to pay up to $7,000 for an out-placement service if Mr. Schultze elects to use such a service. In addition, unless Mr. Schultze is terminated as provided in the agreement before February 1, 2004, we have agreed to pay Mr. Schultze's salary and to provide him health insurance coverage from February 1, 2004 through May 31, 2004 or until he finds new employment. The unvested portion of Mr Schultze's options granted in 2001 will continue to vest according to the original schedule until his termination from employment becomes effective.

     Effective January 25, 2001, the Compensation Committee unanimously approved a 3-year employment agreement between us and Mark J. Wattles, to serve as our Chief Executive Officer and President. Pursuant to the agreement, Mr. Wattles receives an annual salary of $975,000 and was granted 3 million shares of Common Stock under our 1993 Stock Incentive Plan (with a market value of $3.28 million on the date of the grant) and an option to purchase 3 million shares under our 2001 Stock Incentive Plan, vesting ratably over three years, at an exercise price of $1.09 per share, the closing price of a share of Common Stock on the grant date. The agreement also prohibits Mr. Wattles from competing with us for two years following the termination of his employment. Competition is generally defined by reference to the degree of market area overlap with our stores.

     Pursuant to rights granted in the January 2001 employment agreement, a company controlled by Mr. Wattles, Boards, Inc. ("Boards"), has opened nine Hollywood Video stores as a licensee of ours. These stores are operated by Boards and are not included in the 1,831 stores operated by us. Mr. Wattles is the majority owner of Boards. The arrangement with Boards is governed by a License Agreement and a Product and Support Agreement. Under these arrangements, Boards pays us an initial license fee of $25,000 per store, a royalty of 2% of revenue and may purchase products and services from us at no lower than our cost. We have agreed to provide Boards with products under our revenue sharing agreements with movie studios to the extent permissible under those agreements. We are obligated to use every effort to ensure that products under our revenue sharing agreements with movie studios are available to Boards. Boards has 30 day payment terms and has incurred license fees and royalties, and purchased product and services from the Company totaling $5.0 million, of which, $4.4 was paid in full as of December 31, 2002, leaving an outstanding balance due to us of $630,000.

     Effective February 3, 2001, the Board of Directors adopted a Change of Control Plan for Senior Management. Under this plan, upon a change in control of the Company, the rights to exercise 50 percent of the unexercisable stock options held by Senior Vice Presidents and all of the unexercisable stock options held by Executive Vice Presidents, the President and the Chief Executive Officer will vest. If the employment of any Senior Vice President or Executive Vice President, the President or Chief Executive Officer is terminated for any reason except for cause or if one of these officers quits for a good reason (including a relocation greater than 25 miles, a reduction in salary, or a substantial change in the nature or status of the officer's responsibilities) within two years after the change in control, that officer will receive two years of base pay together with bonus and medical premiums as severance payments.

     Game Trader Entertainment, Inc. ("Game Trader"), a company controlled by Bruce Wattles, the father of Mark J. Wattles, provides game testing services and computer generated game instructions for use in each Hollywood Video store. This same service was used by our largest competitor as well as others in the game rental industry. These services were negotiated by our prior President at a price that we believe is at or below the price paid by our competitors. The total amount paid in 2001 and 2002 to Bruce Wattles and Game Trader was $387,715 and $192,315, respectively.

     At December 31, 2001, Donald J. Ekman, Executive Vice President of Legal Affairs, was indebted to us in the amount of $120,000 in respect of loans that we made to him. The balance together with accrued interest was paid in full on November 5, 2002. At December 31, 2001, F. Bruce Giesbrecht, Executive Vice President of Business Development, was indebted to us in the amount of $590,000 in respect of loans that we made to him. Principal in the amount of $385,033, together with all accrued interest was paid on November 5, 2002, leaving a principal balance in the amount of $204,967. This loan is unsecured, bears interest at the rate of 8.0% per annum and matures on December 31, 2003.

     Four relatives of Mr. Wattles, one relative of Mr. Ekman and two relatives of Mr. Giesbrecht were employed by us, none of them as an executive officer. Each of these persons was hired pursuant to our standard hiring practices, and none of them reports directly to Mr. Wattles, Mr. Ekman or Mr. Giesbrecht. The annual compensation of these employees ranges from approximately $46,155 to $152,028, and each is compensated at a rate within the standard range for employees in the applicable category.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's Retail Stores Composite Index ("S&P Retail") for the period commencing on December 31, 1997 and ended on December 31, 2002. The graph assumes that $100 was invested in the Company's Common Stock and each index on December 31, 1997 and that all dividends were reinvested.


[TABULAR REPRESENTATION OF LINE CHART]


                                                 12/31/97     12/31/98     12/31/99     12/31/00     12/31/01      12/31/02
                                                ----------   ----------   ----------   ----------   ----------   -----------
Hollywood Entertainment Corporation .........      100         256.47       136.47        10.00        134.59       142.18
S&P 500 .....................................      100         126.67       151.40       136.05        118.31       118.78
S&P Retail ..................................      100         160.12       192.93       161.30        174.85        50.43

Stock Option Grants in Last Fiscal Year

     The following table provides information regarding all stock options granted in 2002 to the executive officers named in the Summary Compensation
Table:

                                            Individual Grants
                               ------------------------------------------
                                             Percent of                                              Potential
                                 Numbers       Options                                      Realizable Value at Assumed
                                of Shares    Granted to       Exercise                      Annual Rates of Stock Price
                                Underlying    Employees        Price                      Appreciation for Option Term (2)
                                 Options      in Fiscal         per        Expiration    --------------------------------
Name                           Granted (1)      Year      Share ($/share)     Date             5%                  10%
----                           ------------  -----------  ---------------  ----------    ------------         -----------
Mark J. Wattles .............    500,000        15.36%        $ 12.00        2-07-11      $3,156,793          $7,980,130
James Marcum ................    133,334         4.10%        $ 12.00        2-07-11      $  843,122          $2,131,941
Scott R. Schultze ...........    133,334         4.10%        $ 12.00        2-07-11      $  843,122          $2,131,941
Donald J. Ekman .............    100,000         3.07%        $ 13.81        7-24-11      $1,104,228          $2,396,432
F. Bruce Giesbrecht .........    100,000         3.07%        $ 12.00        2-07-11      $  635,525          $1,608,465
Roger J. Osborne ............    100,000         3.07%        $ 12.00        2-07-11      $  630,624          $1,593,836

----------
(1) The options for all of the named officers except Mr. Schultze become exercisable three years from the anniversary of the grant date. Under Mr. Schultze's Confidential Separation and Severance Agreement, the unvested portion of his options granted in 2001 will continue to vest according to the original schedule until his termination from employment becomes effective. For additional information, see "Employment Arrangements and Certain Transactions" below.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.


Aggregated Option Exercises in 2002 and December 31, 2002 Option Values

     The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during 2002, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of December 31, 2002 and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock:

                                                                          Number of
                                                                      Shares Underlying              Value of
                                                                         Unexercised                Unexercised
                                    Number of                              Options             In-the-Money Options
                                      Shares                          at Fiscal Year End        at Fiscal Year End
                                     Acquired            Value          (Exercisable/              (Exercisable/
                                 on Exercise (#)     Realized ($)       Unexercisable)        Unexercisable) ($) (1)
                                 ---------------     ------------    -------------------     -----------------------
Mark J. Wattles .............              0                   0     1,500,000/2,500,000     $14,010,000/$29,570,000
Scott R. Schultze ...........        100,000          $1,731,220          33,334/400,000     $    467,009/$4,149,326
Roger J. Osborne ............        100,000          $1,731,220               0/300,000                0/$3,112,000
James Marcum ................        100,000          $1,541,220          33,334/400,000     $    403,674/$3,642,661
F. Bruce Giesbrecht .........        100,000          $1,731,220               0/300,000                0/$3,112,000
Donald J. Ekman .............        100,000          $1,731,220          16,667/333,333     $    233,505/$3,397,995

----------
(1) Based on the closing price of $15.10 on December 31, 2002.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     S. Douglas Glendenning, James N. Cutler, Jr., and William P. Zebe were members of the Compensation Committee during 2002. No committee member participates in committee deliberations or recommendations relating to his own compensation.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of the undersigned members of the Board of Directors. The Compensation Committee reviews the compensation levels of the Company's executive officers, makes recommendations to the Board of Directors regarding compensation and, in connection with the Stock Option Committee, during 2002, had the authority to grant options and other awards under the Company's stock incentive plans.

Compensation Principles

     The Company is committed to providing a competitive compensation program to attract and retain the best people available. The compensation program is intended to:

     o Attract and retain key individuals critical to the long-term success of the Company.

     o Support a performance-oriented environment in which everyone is working together in pursuit of a common goal.

     o Promote ownership in the Company to encourage long-term growth and profitability and the enhancement of shareholder value.

Compensation Elements

     The Company's executive compensation program consists of three elements: base salary, annual bonuses and stock options.

     Base Salary. Although not based on any formal survey data, the Company sets base salaries for executive officers near what it perceives to be the middle range of compensation levels for comparable positions in comparable companies. Subjective judgements regarding the impact the individual has on the Company, the skills and experience required by the job and the performance of the individual are key factors in determining base salary levels.

     Bonuses. Annual cash bonuses have been paid in the past and may be paid in the future to reward executive officers for Company and individual performance during the year.

     Stock Options. Stock options are the principal performance-based element of the Company's executive compensation program. The Company believes stock options provide significant compensation based on Company performance as reflected in the stock price, create a valuable retention device through standard muti-year vesting schedules and help align the interests of officers and shareholders. Option grants have generally been based on levels believed to provide appropriate incentives for each position in the Company. Options granted before November 30, 2002 vest over a three year period: options granted on or after November 30, 2002 generally vest over a five-year period. As described above, the foregoing are generally the elements used by the Company in its compensation programs for executive officers. In the process of hiring and retaining an executive officer, however, the Company may also utilize cash and stock bonuses or other incentives to attract key individuals.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. With the exception of the Chief Executive Officer and President, the levels of salary and bonus generally paid by the Company do not exceed this limit. Under IRS regulations, the $1,000,000 cap on deductibility does not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option exercise price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's policy generally to grant options that meet the requirements of the IRS regulations. For example, only the Stock Option Committee, consisting of two outside directors within the definition of Section 162(m), makes grants to those employees whose compensation is subject to Section 162(m) limitations.

     Chief Executive Officer Compensation. Based on informal market information and judgment, the Company believes Mr. Wattles' compensation package is in the range of compensation for comparable positions at comparable companies.


                                        Compensation Committee


                                        James N. Cutler, Jr.
                                        S. Douglas Glendenning
                                        William P. Zebe


                             AUDIT COMMITTEE MATTERS

Report of the Audit Committee

     The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process and is more fully described in its charter, which the Board approved and adopted.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.


                                        Audit Committee


                                        James N. Cutler, Jr.
                                        S. Douglas Glendenning
                                        William P. Zebe

Principal Accounting Firm Fees

     The Company incurred the following fees for services performed by the Company's principal accounting firm, PricewaterhouseCoopers LLP, in fiscal 2001:


     Audit fees ....................        $   826,700(1)
     All other fees ................        $    95,630(2)(3)
                                            -----------
     Total .........................        $   922,330
                                            ===========

----------
(1) Represents the aggregate fees billed for services rendered by PricewaterhouseCoopers LLP for 2002 to comply with generally accepted auditing standards (GAAS), including services related to the audit and review of financial statements, Company's registration statement and equity offering.

(2) The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant's independence.

(3) Represents the aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for 2002, including services related to tax and a revenue sharing audit. None of the above fees were for services related to financial system design or financial system implementation fees.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP were the Company's independent accountants for 2002 and have been selected as the Company's independent accountants for 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire to do so.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee charter, reference to the independence of the Audit Committee members and Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10 percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with.

                             SHAREHOLDER PROPOSALS

     The Company's bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2004 Annual Meeting of Shareholders, the shareholder's notice must be received at the Company's principal executive office no later than February 28, 2004. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company's proxy statement for the 2004 Annual Meeting of Shareholders must be received at the Company's principal executive office no later than January 29, 2004.


                                        Donald J. Ekman
                                        General Counsel and Secretary

Wilsonville, Oregon
April 28, 2003

HOLLYWOOD ENTERTAINMENT CORPORATION
9275 SW PEYTON LANE
WILSONVILLE, OR 97070

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hollywood Entertainment Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                               HWOOD1         KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
HOLLYWOOD ENTERTAINMENT CORPORATION

The Board of Directors recommends a
vote FOR each of the nominees.

Vote On Directors
                                                          For  Withhold  For All
1. Nominees:                                              All     All    Except

   01) Mark J. Wattles       04) S. Douglas Glendenning   |_|     |_|      |_|
   02) James N. Cutler, Jr.  05) William P. Zebe
   03) F. Bruce Giesbrecht

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

-----------------------------------------------------

     This proxy is solicited on behalf of the Company's Board of Directors. The shares represented by this proxy will be voted in accordance with the instructions given. The Board of Directors recommends a vote FOR each of the nominees.

     Unless contrary instructions are given, the shares will be voted for the Nominees and on any other business that may properly come before the meeting, in accordance with the recommendations of management.

IMPORTANT: Please sign exactly as your name appears on this card. Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title.

Please indicate if you plan to attend this meeting       |_|

HOUSEHOLDING ELECTION - Please indicate if you           Yes    No
consent to receive certain future investor
communications in a single package per household         |_|    |_|

-------------------------------------------   ----------------------------------

-------------------------------------------   ----------------------------------
Signature [PLEASE SIGN WITHIN BOX]    Date    Signature (Joint Owners)    Date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                       HOLLYWOOD ENTERTAINMENT CORPORATION

                                      PROXY


     The undersigned, revoking all prior proxies, hereby appoints Mark J. Wattles and Donald J. Ekman, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Hollywood Entertainment Corporation (the "Company") to be held on Wednesday, May 28, 2003 or at any adjournment thereof all shares of the undersigned in the Company. The proxies are instructed to vote as stated on the reverse side.


     Receipt is acknowledged of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 2002 Annual Report on Form 10-K relating to this meeting.

                            (Continued on other side)

--------------------------------------------------------------------------------